UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 18, 2008

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA                                                                                                           15212-5851
(Address of principal executive offices)                                                                                                           (Zip Code)

Registrant's telephone number, including area code:                                                                                                (412) 442-8200

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Matthews International Corporation today reported that David J. DeCarlo has announced his plans for retirement from employment with the Company.  Mr. DeCarlo plans to retire from employment in February 2008, but will continue to serve on the Board of Directors.  Under the Company’s Corporate Governance Guidelines, he can continue to serve as a member of the Board for up to one year following his retirement date.

Mr. DeCarlo is Vice Chairman and has been a director of the Company since 1987.  He joined Matthews in 1985 as Director of Financial Planning and Analysis and was named Division Manager of the Bronze Division and appointed Vice President in 1986.  He was elected President, Bronze Division in November 1993, Group President, Bronze and Casket Divisions in February 2004 and Vice Chairman in September 2005.

Joseph C. Bartolacci, President and Chief Executive Officer of Matthews International Corporation, stated: “Mr. DeCarlo’s service and contributions to Matthews have been tremendous.  Under his leadership, sales and profitability of the Bronze Division have grown every year for over 20 years.  In addition, he has helped provide a solid foundation for success in our Casket business.  It has been a privilege to work with Mr. DeCarlo and he certainly deserves our best wishes on a well-earned retirement.  I look forward to his continued support and guidance as a member of the Board.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By  Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

January 18, 2008